UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 2005
                                                         (January 7, 2005)



                           DELTA AND PINE LAND COMPANY

             (Exact name of registrant as specified in its charter)

         Delaware                                         62-1040440
(State or other jurisdiction                            (IRS employer
    of incorporation)                                identification No.)
                                    000-21788
                            (Commission file number)

                    One Cotton Row, Scott, Mississippi 38772
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (662) 742-4000

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))





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Item 1.01.        Entry into a Material Definitive Agreement.

On January 7, 2005, Delta and Pine Land Company ("D&PL") executed the Roundup Ready Flex Gene License and Seed Services Agreement (the "Roundup Ready Flex Agreement") for Monsanto Company's ("Monsanto") advanced herbicide tolerance product. The Roundup Ready Flex Agreement contains essentially the same terms, including compensatory terms, as the existing Roundup Ready Agreement between D&PL and Monsanto. The expiration date of the Roundup Ready Flex Agreement is determined by the last to expire of the patent rights licenses under this Agreement which cover the licensed gene. On that basis (unless we terminate sooner, as is permitted after October 11, 2008), assuming that all of the patents identified by Monsanto in the addendum to the Roundup Ready Flex Agreement cover the licensed gene, the expiration date of the Roundup Ready Flex Agreement will be December 15, 2020, the date the last of the presently issued patents will expire. This date may be extended in the event additional relevant patents issue that have expiration dates later than December 15, 2020.

In November 2004, Monsanto notified D&PL that Monsanto would license contract seed production by D&PL in 2005 and that Monsanto anticipates receiving governmental approval for a commercial launch of this product in the United States in the 2006 season. We are preparing to commercialize limited quantities of Roundup Ready Flex cotton varieties in the U.S. beginning in fiscal 2006.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DELTA AND PINE LAND COMPANY


Date:     January 7, 2005               /s/ R. D. Greene
                                        ---------------------------------------
                                        R. D. Greene,
                                        Vice President - Finance, Treasurer and
                                        Assistant Secretary